EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 16, 2001 except for the subsequent event described in Note 9 as to which the date is April 6, 2001, relating to the financial statements, which appears in the Annual Report on Form 10-KSB for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Century City, California
May 8, 2001


                                        /s/ PricewaterhouseCoopers LLP